UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 24, 2008, Mr. Ivan Qi was appointed to the board of directors of Legend Media, Inc. (the "Company") to fill a vacancy created by an increase in the number of authorized directors in accordance with the provisions of the Company's Bylaws. Mr. Qi serves as Maoming China Fund's designee (the "Maoming Designee") to the Company's board of directors pursuant to the Voting Agreement (the "Voting Agreement"), dated as of March 31, 2008, by and among the Company, Maoming China Fund ("Maoming"), ARC Investment Partners LLC, Tapirdo Enterprises LLC, Loeb Enterprises II LLC, Jeffrey Dash, Aries Equity Corp. and Nalp Capital LLC. Maoming is the beneficial owner of approximately 31% of the Company's common stock. Mr. Qi is the Executive Director and an indirect owner of approximately 20% of Maoming Investments, the general partner of Maoming. Mr. Qi is also a limited partner and a manager of Maoming.

The Voting Agreement provides, among other things, that: (i) if the Maoming Designee resigns or is otherwise no longer serving on the Company's board of directors, such directorship shall remain vacant until Maoming designates a new Maoming Designee; and (ii) Maoming shall be entitled to remove the Maoming Designee at any time and designate a new Maoming Designee to fill the vacancy.

The Voting Agreement was entered into in connection with a Purchase Agreement (the "Purchase Agreement"), dated March 31, 2008, between the Company and Maoming, as previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on April 4, 2008. Pursuant to the terms of the Purchase Agreement, the Company agreed to issue and sell to Maoming: (i) 2,083,333 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and (ii) warrants (the "Warrants") to purchase 1,000,000 shares of the Company's common stock, par value 0.001 per share (the "Common Stock"). As of the date of this Current Report on Form 8-K, Maoming has purchased, and the Company has issued, 1,875,000 shares of Common Stock and Warrants to purchase 900,000 shares of Common Stock, for gross proceeds to the Company of $4,500,000.  In accordance with the terms of the Purchase Agreement, Maoming is obligated to purchase an additional 208,333 shares of Preferred Stock and additional Warrants to purchase 100,000 shares of Common Stock for $500,000. The Company expects these securities to be issued on an as-needed basis.

Mr. Qi does not hold any other directorship in any other reporting company. Mr. Qi has not been, nor is he expected at this time to be, appointed to any committee of the Company's board of directors.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description

10.1*
Voting Agreement, dated as of March 31, 2008, by and among Legend Media, Inc., ARC Investment Partners LLC, Tapirdo Enterprises LLC, Loeb Enterprises II LLC, Jeffrey Dash, Aries Equity Corp., Nalp Capital LLC and Maoming China Fund

 *  Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the SEC on April 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.

Date: October 28, 2008	By:	/s/ JEFFREY DASH
Jeffrey Dash
Chief Executive Officer